Exhibit 10.40

ASSURED GUARANTY LTD.

DESCRIPTION OF 2022 EXECUTIVE OFFICER CASH COMPENSATION

Set forth below are the 2022 annual salaries of the Executive Officers to be named in the compensation tables in Assured Guaranty’s 2023 proxy statement, which will be filed with the SEC not later than 120 days after the close of the fiscal year pursuant to regulation 14A, and who serve as Executive Officers as of the date of this filing.

Executive Officer	Salary
Dominic J. Frederico President and Chief Executive Officer	$1,250,000
Robert A. Bailenson Chief Financial Officer	$800,000
David Buzen Chief Investment Officer and Head of Asset Management	$800,000
Ling Chow General Counsel and Secretary	$600,000
Stephen Donnarumma Chief Surveillance Officer	$500,000

The named executive officers will also be eligible for the following:

•	To be considered to receive equity and non-equity incentive compensation for 2022 performance.

•	To receive other annual compensation and benefits, including employer contributions to retirement plans.